Exhibit 99.1

XPO Reports Fourth Quarter and Full Year 2024 Results

GREENWICH, Conn. – February 6, 2025 – XPO (NYSE: XPO) today announced its financial results for the fourth quarter 2024. The company reported diluted earnings from continuing operations per share of $0.63, compared with $0.49 for the same period in 2023, and adjusted diluted earnings from continuing operations per share of $0.89, compared with $0.77 for the same period in 2023.

For the full year 2024, the company reported diluted earnings from continuing operations per share of $3.23, compared with $1.62 for 2023, and adjusted diluted earnings from continuing operations per share of $3.83, compared with $2.92 for 2023.

Fourth Quarter and Full Year 2024 Results

	Three Months Ended December 31,						Years Ended December 31,
	Revenue			Operating Income (Loss)(1)			Revenue			Operating Income (Loss)(1)
(in millions)	2024	2023	Change %	2024	2023	Change %	2024	2023	Change %	2024	2023	Change %
North American LTL Segment	$1,156	$1,187	-2.6%	$179	$149	20.1%	$4,899	$4,671	4.9%	$735	$542	35.6%
European Transportation Segment	765	753	1.6%	(11)	(2)	450.0%	3,173	3,073	3.3%	-	15	-100.0%
Corporate	-	-	0.0%	(19)	(28)	-32.1%	-	-	0.0%	(76)	(119)	-36.1%
Total	$1,921	$1,940	-1.0%	$148	$119	24.4%	$8,072	$7,744	4.2%	$660	$438	50.7%

	Adjusted Operating Income(2)					Adjusted EBITDA(1)(2)			Adjusted Operating Income(2)					Adjusted EBITDA(1)(2)
(in millions)	2024		2023		Change %	2024	2023	Change %	2024		2023		Change %	2024	2023	Change %
North American LTL Segment		$159		$160	-0.6%	$280	$233	20.2%		$746		$589	26.7%	$1,115	$864	29.1%
European Transportation Segment		(2)		5	NM	27	36	-25.0%		39		48	-18.8%	158	163	-3.1%
Corporate		NA		NA	NA	(4)	(5)	-20.0%		NA		NA	NA	(7)	(31)	-77.4%
Total	$	NA	$	NA	NA	$303	$264	14.8%	$	NA	$	NA	NA	$1,266	$996	27.1%

	Net Income(1)(3)			Diluted EPS(1)(4)			Net Income(1)(3)			Diluted EPS(1)(4)
(in millions, except for per-share data)	2024	2023	Change %	2024	2023	Change %	2024	2023	Change %	2024	2023	Change %
Total	$76	$58	31.0%	$0.63	$0.49	28.6%	$387	$192	101.6%	$3.23	$1.62	99.4%

	Diluted Weighted-					Diluted Weighted-
	Average Common					Average Common
	Shares Outstanding		Adjusted Diluted EPS(1)(2)(4)			Shares Outstanding		Adjusted Diluted EPS(1)(2)(4)
(in millions, except for per-share data)	2024	2023	2024	2023	Change %	2024	2023	2024	2023	Change %
Total	120	120	$0.89	$0.77	15.6%	120	118	$3.83	$2.92	31.2%

NM - Not meaningful
Amounts may not add due to rounding.
NA - Not applicable
(1) Includes gains from sales of real estate of $26 million ($34 million pre-tax) or $0.21 per diluted share in the fourth quarter of 2024.
(2) See the “Non-GAAP Financial Measures” section of the press release
(3) Net income from continuing operations
(4) Diluted earnings from continuing operations per share ("diluted EPS")

Mario Harik, chief executive officer of XPO, said, “We’re pleased to report a strong fourth quarter that caps a year of above-market earnings growth. Companywide, we delivered full-year increases of 27% in adjusted EBITDA and 31% in adjusted diluted EPS, compared with the prior year.

“Our North American LTL business outperformed full-year expectations, with adjusted operating income growth of 27% and adjusted operating ratio improvement of 260 basis points — all while integrating 25 new service centers into our network. Importantly, we delivered record service levels, driving a 7.8% increase in yield, excluding fuel, and a 6.8% increase in revenue per shipment. In addition, we continued to leverage our proprietary technology to improve labor productivity, and we reduced outsourced linehaul miles to the best level in our history. These efficiencies further improved our cost structure and service quality.”

Harik continued, “We’ve entered 2025 with strong momentum, following landmark network investments that strengthen our competitive position in a freight market recovery and for the long-term. The intense execution you see in our results will continue to deliver years of margin expansion.”

Fourth Quarter Highlights

For the fourth quarter 2024, the company generated revenue of $1.92 billion, compared with $1.94 billion for the same period in 2023. The year-over-year decrease in revenue was due primarily to lower fuel surcharge revenue in the North American LTL segment.

Operating income was $148 million for the fourth quarter, compared with $119 million for the same period in 2023. Net income from continuing operations was $76 million for the fourth quarter, compared with $58 million for the same period in 2023. Diluted earnings from continuing operations per share was $0.63 for the fourth quarter, compared with $0.49 for the same period in 2023.

Adjusted net income from continuing operations, a non-GAAP financial measure, was $107 million for the fourth quarter, compared with $93 million for the same period in 2023. Adjusted diluted EPS, a non-GAAP financial measure, was $0.89 for the fourth quarter, compared with $0.77 for the same period in 2023.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $303 million for the fourth quarter, including a $34 million real estate gain from a planned service center sale tied to a relocation, compared with $264 million for the same period in 2023.

The company generated $189 million of cash flow from operating activities in the fourth quarter and ended the quarter with $246 million of cash and cash equivalents on hand, after $108 million of net capital expenditures.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.16 billion for the fourth quarter 2024, compared with $1.19 billion for the same period in 2023. On a year-over-year basis, shipments per day decreased 4.4%, tonnage per day decreased 5.7%, and yield, excluding fuel, increased 6.3%. Including fuel, yield increased 1.7%.

Operating income was $179 million for the fourth quarter 2024, compared with $149 million for the same period in 2023. Adjusted operating income, a non-GAAP financial measure, was $159 million for the fourth quarter, compared with $160 million for the same period in 2023. Adjusted operating ratio, a non-GAAP financial measure, was 86.2%, reflecting a year-over-year improvement of 30 basis points.

Adjusted EBITDA for the fourth quarter 2024 was $280 million, compared with $233 million for the same period in 2023. The 20% year-over-year increase in adjusted EBITDA was due primarily to a gain on sale of real estate, as well as higher yield, excluding fuel, and lower purchased transportation costs, partially offset by lower fuel surcharge revenue and a decrease in tonnage per day.

•	European Transportation: The segment generated revenue of $765 million for the fourth quarter 2024, compared with $753 million for the same period in 2023, primarily driven by pricing growth. Operating income was a loss of $11 million for the fourth quarter 2024, compared with a loss of $2 million for the same period in 2023.

Adjusted EBITDA was $27 million for the fourth quarter 2024, compared with $36 million for the same period in 2023.

•	Corporate: The segment generated an operating loss of $19 million for the fourth quarter 2024, compared with a loss of $28 million for the same period in 2023. The fourth quarter 2023 loss included an $8 million litigation matter.

Adjusted EBITDA was a loss of $4 million for the fourth quarter 2024, compared with a loss of $5 million for the same period in 2023.

Conference Call

The company will hold a conference call on Thursday, February 6, 2025, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until March 8, 2025. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13750889.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 18 billion pounds of freight per year, enabled by its proprietary technology. XPO serves approximately 55,000 customers with 614 locations and 38,000 employees in North America and Europe, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted EBITDA, excluding gains on real estate transactions on a consolidated basis and for our North American Less-Than-Truckload segment; adjusted net income from continuing operations; adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, excluding gains on real estate transactions, adjusted net income from continuing operations, adjusted diluted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin and adjusted EBITDA, excluding gains on real estate transactions, improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and service; the anticipated impact of a freight market recovery on our business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc.; our ability to develop and implement suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.
Consolidated Statements of Income
(Unaudited)
(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2024	2023	Change %	2024	2023	Change %
Revenue	$1,921	$1,940	-1.0%	$8,072	$7,744	4.2%
Salaries, wages and employee benefits	837	805	4.0%	3,377	3,159	6.9%
Purchased transportation	398	422	-5.7%	1,701	1,760	-3.4%
Fuel, operating expenses and supplies	376	400	-6.0%	1,589	1,623	-2.1%
Operating taxes and licenses	19	15	26.7%	80	60	33.3%
Insurance and claims	29	38	-23.7%	134	167	-19.8%
Gains on sales of property and equipment	(35)	(1)	NM	(40)	(5)	NM
Depreciation and amortization expense	124	114	8.8%	490	432	13.4%
Litigation matter (1)	-	8	-100.0%	-	8	-100.0%
Transaction and integration costs	14	11	27.3%	53	58	-8.6%
Restructuring costs	10	9	11.1%	27	44	-38.6%
Operating income	148	119	24.4%	660	438	50.7%
Other income	(6)	(3)	100.0%	(37)	(15)	146.7%
Debt extinguishment loss	-	2	-100.0%	-	25	-100.0%
Interest expense	53	42	26.2%	223	168	32.7%
Income from continuing operations before income tax provision	102	78	30.8%	473	260	81.9%
Income tax provision	26	20	30.0%	86	68	26.5%
Income from continuing operations	76	58	31.0%	387	192	101.6%
Loss from discontinued operations, net of taxes	-	-	0.0%	-	(3)	-100.0%
Net income	$76	$58	31.0%	$387	$189	104.8%

Net income (loss)
Continuing operations	$76	$58		$387	$192
Discontinued operations	-	-		-	(3)
Net income	$76	$58		$387	$189

Basic earnings (loss) per share (2)
Continuing operations	$0.65	$0.50		$3.33	$1.66
Discontinued operations	-	-		-	(0.02)
Basic earnings per share	$0.65	$0.50		$3.33	$1.64
Diluted earnings (loss) per share (2)
Continuing operations	$0.63	$0.49		$3.23	$1.62
Discontinued operations	-	-		-	(0.02)
Diluted earnings per share	$0.63	$0.49		$3.23	$1.60

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116	116		116	116
Diluted weighted-average common shares outstanding	120	120		120	118

Amounts may not add due to rounding.
NM - Not meaningful.
(1) Relates to California Environmental Matters as described in Note 18 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
(2) The sum of quarterly earnings (loss) per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.
Consolidated Balance Sheets
(Unaudited)
(In millions, except per share data)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$246	$412
Accounts receivable, net of allowances of $50 and $45, respectively	977	973
Other current assets	283	208
Total current assets	1,505	1,593
Long-term assets
Property and equipment, net of $2,019 and $1,853 in accumulated depreciation, respectively	3,402	3,075
Operating lease assets	727	708
Goodwill	1,461	1,498
Identifiable intangible assets, net of $499 and $452 in accumulated amortization, respectively	361	422
Other long-term assets	254	196
Total long-term assets	6,206	5,899
Total assets	$7,712	$7,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$477	$532
Accrued expenses	708	775
Short-term borrowings and current maturities of long-term debt	62	69
Short-term operating lease liabilities	127	121
Other current liabilities	46	93
Total current liabilities	1,420	1,590
Long-term liabilities
Long-term debt	3,325	3,335
Deferred tax liability	393	337
Employee benefit obligations	85	91
Long-term operating lease liabilities	603	588
Other long-term liabilities	283	285
Total long-term liabilities	4,690	4,636

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 117 and 116 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-
Additional paid-in capital	1,274	1,298
Retained earnings	572	185
Accumulated other comprehensive loss	(246)	(217)
Total equity	1,601	1,266
Total liabilities and equity	$7,712	$7,492

Amounts may not add due to rounding.

XPO, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Years Ended
	December 31,
	2024	2023
Cash flows from operating activities of continuing operations
Net income	$387	$189
Loss from discontinued operations, net of taxes	-	(3)
Income from continuing operations	387	192
Adjustments to reconcile income from continuing operations to net cash from operating activities
Depreciation and amortization	490	432
Stock compensation expense	87	78
Accretion of debt	11	11
Deferred tax expense	57	31
Gains on sales of property and equipment	(40)	(5)
Other	11	54
Changes in assets and liabilities
Accounts receivable	(47)	(46)
Other assets	(106)	(9)
Accounts payable	(8)	(48)
Accrued expenses and other liabilities	(33)	4
Net cash provided by operating activities from continuing operations	808	694
Cash flows from investing activities of continuing operations
Payment for purchases of property and equipment	(789)	(1,533)
Proceeds from sale of property and equipment	75	29
Proceeds from settlement of cross currency swaps	-	2
Proceeds from sale of investment	12	-
Net cash used in investing activities from continuing operations	(702)	(1,502)
Cash flows from financing activities of continuing operations
Proceeds from issuance of debt	-	2,962
Repurchase of debt	-	(2,117)
Repayment of debt and finance leases	(82)	(71)
Payment for debt issuance costs	(4)	(27)
Change in bank overdrafts	(9)	34
Payment for tax withholdings for restricted shares	(129)	(19)
Other	(1)	(1)
Net cash used in financing activities from continuing operations	(226)	761
Cash flows from discontinued operations
Operating activities of discontinued operations	-	(12)
Investing activities of discontinued operations	-	3
Net cash used in discontinued operations	-	(9)
Effect of exchange rates on cash, cash equivalents and restricted cash	-	5
Net decrease in cash, cash equivalents and restricted cash	(120)	(51)
Cash, cash equivalents and restricted cash, beginning of period	419	470
Cash, cash equivalents and restricted cash, end of period	$298	$419

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	Change %	2024	2023	Change %
Revenue (excluding fuel surcharge revenue)	$985	$966	2.0%	$4,115	$3,814	7.9%
Fuel surcharge revenue	171	221	-22.6%	785	857	-8.4%
Revenue	1,156	1,187	-2.6%	4,899	4,671	4.9%
Salaries, wages and employee benefits	621	602	3.2%	2,515	2,346	7.2%
Purchased transportation	44	83	-47.0%	248	366	-32.2%
Fuel, operating expenses and supplies (1)	218	238	-8.4%	928	956	-2.9%
Operating taxes and licenses	16	13	23.1%	65	48	35.4%
Insurance and claims	18	21	-14.3%	80	102	-21.6%
(Gains) losses on sales of property and equipment	(34)	2	NM	(27)	8	NM
Depreciation and amortization	89	77	15.6%	346	291	18.9%
Transaction and integration costs	-	-	0.0%	1	-	NM
Restructuring costs	5	2	150.0%	7	12	-41.7%
Operating income	179	149	20.1%	735	542	35.6%
Operating ratio (2)	84.5%	87.4%		85.0%	88.4%
Other income	-	1		-	1
Amortization expense	9	8		36	34
Transaction and integration costs	-	-		1	-
Restructuring costs	5	2		7	12
Gains on real estate transactions	(34)	-		(34)	-
Adjusted operating income (3)	$159	$160	-0.6%	$746	$589	26.7%
Adjusted operating ratio (3) (4)	86.2%	86.5%		84.8%	87.4%
Depreciation expense	80	69		310	257
Pension income	6	4		25	17
Gains on real estate transactions	34	-		34	-
Other	-	-		-	1
Adjusted EBITDA (5)	$280	$233	20.2%	$1,115	$864	29.1%
Adjusted EBITDA margin (5)	24.2%	19.6%		22.8%	18.5%
Gains on real estate transactions	34	-		34	-
Adjusted EBITDA, excluding gains on real estate transactions (3)	$246	$233	5.6%	$1,081	$864	25.1%

Amounts may not add due to rounding.
NM - Not meaningful.
(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.
(3) See the “Non-GAAP Financial Measures” section of the press release.
(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.
(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload
Summary Data Table
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	Change %	2024	2023	Change %
Pounds per day (thousands)	65,433	69,357	-5.7%	69,606	70,196	-0.8%

Shipments per day	49,109	51,382	-4.4%	51,508	51,322	0.4%

Average weight per shipment (in pounds)	1,332	1,350	-1.3%	1,351	1,368	-1.2%

Revenue per shipment (including fuel surcharges)	$382.32	$378.49	1.0%	$376.37	$362.38	3.9%

Revenue per shipment (excluding fuel surcharges)	$325.62	$307.83	5.8%	$316.05	$295.82	6.8%

Gross revenue per hundredweight (including fuel surcharges) (1)	$29.09	$28.60	1.7%	$28.40	$27.07	4.9%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$24.84	$23.37	6.3%	$23.94	$22.21	7.8%

Average length of haul (in miles)	854.7	852.6		851.5	842.6

Total average load factor (2)	22,128	22,564	-1.9%	22,642	22,789	-0.6%

Average age of tractor fleet (years)	4.1	5.0

Number of working days	61.5	61.0		252.5	251.0

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.
(2) Total average load factor equals freight pound miles divided by total linehaul miles.
Note: Table excludes the company's trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	Change %	2024	2023	Change %
Revenue	$765	$753	1.6%	$3,173	$3,073	3.3%
Salaries, wages and employee benefits	212	200	6.0%	846	795	6.4%
Purchased transportation	354	339	4.4%	1,454	1,394	4.3%
Fuel, operating expenses and supplies (1)	158	162	-2.5%	661	661	0.0%
Operating taxes and licenses	4	2	100.0%	15	12	25.0%
Insurance and claims	12	16	-25.0%	51	59	-13.6%
Gains on sales of property and equipment	(2)	(3)	-33.3%	(14)	(13)	7.7%
Depreciation and amortization	34	36	-5.6%	140	136	2.9%
Transaction and integration costs	-	-	0.0%	2	2	0.0%
Restructuring costs	4	3	33.3%	17	12	41.7%
Operating income (loss)	$(11)	$(2)	450.0%	$-	$15	-100.0%
Other expense	-	(1)		(1)	(2)
Amortization expense	5	5		21	21
Transaction and integration costs	-	-		2	2
Restructuring costs	4	3		17	12
Adjusted operating income (loss) (2)	$(2)	$5	NM	$39	$48	-18.8%
Depreciation expense	29	31		119	115
Pension expense	-	-		(1)	-
Adjusted EBITDA (3)	$27	$36	-25.0%	$158	$163	-3.1%
Adjusted EBITDA margin (3)	3.5%	4.7%		5.0%	5.3%

Amounts may not add due to rounding.
NM - Not meaningful.
(1) Fuel, operating expenses and supplies includes fuel-related taxes.
(2) See the “Non-GAAP Financial Measures” section of the press release.
(3) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate
Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	Change %	2024	2023	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%

Salaries, wages and employee benefits	3	3	0.0%	16	18	-11.1%
Fuel, operating expenses and supplies	-	-	0.0%	-	6	-100.0%
Operating taxes and licenses	-	-	0.0%	-	-	0.0%
Insurance and claims	-	1	-100.0%	3	6	-50.0%
Depreciation and amortization	1	1	0.0%	4	5	-20.0%
Litigation matter (1)	-	8	-100.0%	-	8	-100.0%
Transaction and integration costs	14	11	27.3%	50	56	-10.7%
Restructuring costs	1	4	-75.0%	3	20	-85.0%
Operating loss	$(19)	$(28)	-32.1%	$(76)	$(119)	-36.1%
Other income (expense) (2)	-	(1)		12	(1)
Depreciation and amortization	1	1		4	5
Litigation matter (1)	-	8		-	8
Transaction and integration costs	14	11		50	56
Restructuring costs	1	4		3	20
Adjusted EBITDA (3)	$(4)	$(5)	-20.0%	$(7)	$(31)	-77.4%

Amounts may not add due to rounding.
(1) Relates to California Environmental Matters as described in Note 18 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
(2) Other income (expense) consists of foreign currency gain (loss) and other income (expense), which is primarily comprised of investment income in 2024.
(3) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	Change %	2024	2023	Change %
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
Net income from continuing operations	$76	$58	31.0%	$387	$192	101.6%
Debt extinguishment loss	-	2		-	25
Interest expense	53	42		223	168
Income tax provision	26	20		86	68
Depreciation and amortization expense	124	114		490	432
Litigation matter (1)	-	8		-	8
Transaction and integration costs	14	11		53	58
Restructuring costs	10	9		27	44
Other	-	-		-	1
Adjusted EBITDA (2)	$303	$264	14.8%	$1,266	$996	27.1%
Revenue	$1,921	$1,940	-1.0%	$8,072	$7,744	4.2%
Adjusted EBITDA margin (2) (3)	15.8%	13.6%		15.7%	12.9%
Gains on real estate transactions	34	-		34	-
Adjusted EBITDA, excluding gains on real estate transactions (2)	$269	$264	1.9%	$1,232	$996	23.7%

Amounts may not add due to rounding.
(1) Relates to California Environmental Matters as described in Note 18 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
(2) See the “Non-GAAP Financial Measures” section of the press release.
(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.
Reconciliation of Non-GAAP Measures (cont.)
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Reconciliation of Net Income from Continuing Operations and Diluted Earnings Per Share from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations
Net income from continuing operations (1)	$76	$58	$387	$192
Debt extinguishment loss	-	2	-	25
Amortization of acquisition-related intangible assets	14	13	57	55
Litigation matter (2)	-	8	-	8
Transaction and integration costs	14	11	53	58
Restructuring costs	10	9	27	44
Income tax associated with the adjustments above (3)	(6)	(8)	(24)	(36)
European legal entity reorganization (4)	(1)	-	(41)	-

Adjusted net income from continuing operations (1)(5)	$107	$93	$460	$346

Adjusted diluted earnings from continuing operations per share (1)(5)	$0.89	$0.77	$3.83	$2.92

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	120	120	120	118

Amounts may not add due to rounding.

(1) Includes gains from sales of real estate of $26 million ($34 million pre-tax) or $0.21 per diluted share in the fourth quarter of 2024.
(2) Relates to California Environmental Matters as described in Note 18 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
(3) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$-	$-	$5
Amortization of acquisition-related intangible assets	3	3	13	13
Litigation matter	-	2	-	2
Transaction and integration costs	1	1	5	6
Restructuring costs	2	2	6	10
	$6	$8	$24	$36

Amounts may not add due to rounding.
The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.
(4) Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustments recognized during the second half of 2024 related to a legal entity reorganization within our European Transportation business.
(5) See the "Non-GAAP Financial Measures" section of the press release.